Exhibit 99.1

New America Acquisition I Corp. Announces Pricing of

$300 Million Initial Public Offering

New York, New York, December 3, 2025 — New America Acquisition I Corp. (the “Company”) today announced the pricing of its initial public offering of 30,000,000 units at a price of $10.00 per unit. The units are expected to begin trading on the New York Stock Exchange under the ticker symbol “NWAXU” on December 4, 2025. Each unit consists of one share of Class A common stock of the Company and one-half of one redeemable public warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Company expects that the shares of Class A common stock and warrants will be listed on the New York Stock Exchange under the symbols “NWAX” and “NWAXW,” respectively. The offering is expected to close on December 5, 2025, subject to customary closing conditions.

The Company plans to target businesses that are not only well-positioned for long-term, sustainable growth, but also deeply aligned with the advancement of U.S. industrial capacity, technological leadership and innovation, and economic resilience. The core focus will be on companies headquartered or primarily operating in the United States that play a meaningful role in revitalizing domestic manufacturing, expanding innovation ecosystems, and strengthening critical supply chains. Through this strategy, the Company aims to generate long-term value while reinforcing America’s economic foundation and global competitiveness.

Dominari Securities LLC (“Dominari Securities”) and D. Boral Capital LLC (“D. Boral Capital”) are acting as co-book-running managers for the proposed offering. The Company has granted the underwriters a 45-day option to purchase up to 4,500,000 additional units at the initial public offering price, less underwriting discounts and commissions, solely to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the final prospectus relating to the offering may be obtained from Dominari Securities by email at info@dominarisecurities.com, by standard mail to Dominari Securities LLC, 725 Fifth Avenue, 23rd Floor New York, NY 10022, or by telephone at +1 (212) 393-4500; from D. Boral Capital, Attention: Compliance Department, 590 Madison Avenue, New York, NY 10022, via email at dbccapitalmarkets@dboralcapital.com or telephone at +1 (212) 970-5150; or from the U.S. Securities and Exchange Commission’s (the “SEC”) website at www.sec.gov.

A registration statement on Form S-1 relating to these securities became effective on November 19, 2025. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering, the closing of the offering, and the anticipated use of the net proceeds from the offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the Company will ultimately complete a business combination transaction in the sector it is targeting or at all. Management has based these forward-looking statements on its current expectations, assumptions, estimates, and projections. While they believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond management’s control. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement on Form S-1 and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Brian S. Siegel, IRC®, M.B.A.

Senior Managing Director

Hayden IR - Chicago

(346) 396-8696 (o)

brian@haydenir.com